EXHIBIT 10.2

FORM OF PROMISSORY NOTE

(Revolver Note)

$3,000,000.00	Tulsa, Oklahoma September 30, 2016

FOR VALUE RECEIVED, MID-CON PETROLEUM, LLC, a Kansas limited liability company (the "Borrower"), hereby promises to pay to the order of CROSSFIRST BANK (the "Bank"), at Bank's offices located at 7120 S. Lewis Ave., Tulsa, Oklahoma 74136, in lawful money of the United States of America, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), or so much thereof as shall have been advanced hereunder as described in the Loan Agreement (as hereinafter defined) and remains unpaid, together with interest thereon from the date hereof on the unpaid balance of principal from time to time outstanding, and on any past due interest, at the adjustable variable annual rate of interest hereinafter specified, which accrued interest is due and payable in consecutive monthly installments on the last day of each calendar month, commencing on October 31, 2016, with all outstanding principal and all accrued but unpaid interest due and owing at final maturity on the Revolver Final Maturity Date (as defined in the Loan Agreement). All unpaid and outstanding principal and all accrued but unpaid interest shall be due and payable at final maturity on the Revolver Final Maturity Date. Borrower will also make any MCR payments necessary to comply with the MCR provisions of the Loan Agreement.

The rate of interest payable upon the indebtedness evidenced by this Note shall be a variable annual contract rate of interest equal from day to day to the Prime Rate plus one hundred fifty basis points (1.50%). Interest shall be computed on the basis of a year of 360 days but assessed for the actual number of days elapsed. Under no circumstances will the interest rate on this Note be more than the highest lawful rate.

After default in the payment of any amount of principal or interest owing hereunder within ten (10) days of the due date thereof (whether on maturity, acceleration or otherwise) or upon the occurrence of any Event of Default as described in the Revolver Loan Agreement between Borrower and Bank dated as of even date herewith (together with any and all amendments, supplements and modifications thereof being collectively referred to as the "Loan Agreement"), and until such default or Event of Default has been cured, the unpaid principal amount hereof shall bear interest computed at a variable annual rate equal from day to day to the Default Rate. Upon default in the payment of any amount of interest payable hereunder, such interest shall, to the full extent permitted by law, bear interest at the same rate as principal.

This Note is made pursuant to the Loan Agreement and is the Revolver Note described therein. The Loan Agreement contains, among other things, provisions for Collateral Borrowing Base redeterminations, MCR reductions, limitations due to the applicable Revolver Commitment Amount, for acceleration of the maturity hereof upon the events, terms and conditions therein specified, and other limitations on the amounts available to Borrower hereunder, and provisions for voluntary and mandatory prepayments hereof.

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This Note is the Revolver Note secured by the Collateral described in the Loan Agreement and the Security Instruments described and defined in the Loan Agreement which have been executed by Borrower and delivered to Bank. Reference is hereby made to the Security Instruments for a description of the property, assets and interests thereby mortgaged, conveyed, pledged and/or assigned, as the case may be, the nature and extent of the security thereunder and the security interests carried forward or created thereby, and the rights of Bank (or the holder of this Note) and Borrower in respect thereof.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings or this Note be placed in the hands of attorneys for collection after default, Borrower agrees to pay hereunder, in addition to the principal and interest due and payable hereon, reasonable attorneys fees, court costs and other collection expenses incurred by the holder hereof. Borrower hereby waives presentment for payment, demand, notice of nonpayment, protest and notice of protest with respect to any payment hereunder and agrees to any extension of time with respect to any payment due hereunder, to any substitution or release of the security or collateral described in the Security Instruments and to the addition or release of any party liable hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

Upon the occurrence of any Event of Default hereunder or under the Loan Agreement, Bank shall have the right, immediately and without further action by it, to set off against this Note all money owed by Bank in any capacity to the maker or any other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of the maker to Bank all money owed by Bank in any capacity to each or any maker; and Bank shall be deemed to have exercised such right of set off and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Bank subsequently thereto.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Oklahoma, and is executed by the undersigned duly authorized manager of Borrower and delivered to Bank in Tulsa, Oklahoma.

This Note is executed and delivered to the order of the Bank by the undersigned duly authorized officer of the Borrower, in Tulsa, Oklahoma, pursuant to all necessary consents, actions and approvals of the member of the Borrower.

BORROWER:	MID-CON PETROLEUM, LLC, a Kansas limited liability company By: Viking Investments Group, Inc., its sole member

By
James A. Doris, President

Due:	Revolver Final Maturity Date (September 30, 2018)

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